EXHIBIT 10.14

                                 PROMISSORY NOTE

$350,000.00                                                  Alpharetta, Georgia
                                                             April 1, 1998


     FOR VALUE RECEIVED, the undersigned TRC Acquisition Corporation, a Georgia corporation (the "Maker"), promises to pay to the order of SECA VII, LLC, a Virginia limited liability company, without offset, at 3523 Waterlick Rd., Lynchburg, Virginia, or at such other place as the holder of this Note (the "Holder") may from time to time in writing designate, in lawful money of the United States of America, the principal sum of Three Hundred Fifty Thousand Dollars ($350,000.00), together with interest thereon from date hereof at the rate of Twelve and One/Half Percent (12.5%) per annum. Interest only shall be payable monthly on the 1st day of each month beginning May 1, 1998. Principal with any accrued interest shall be paid in full on the earlier of January 30, 1999 or the closing of one or more public or private placements of equity securities of the Maker in an aggregate amount equal to or in excess of $2,000,000.

     If default be made in any payment under this Note the entire principal balance and accrued interest shall at once become due and payable, without notice, at the option of the Holder of this Note. Failure to exercise this option in the event of default shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

     Any default in any payment under any other indebtedness of the Maker hereof to the Holder shall constitute a default in payment hereunder, and any default in payment hereunder shall constitute a default in payment under all other indebtedness of the maker to the Holder, and in any such case all indebtedness of the Maker to the Holder shall at once become due and payable, without notice, at the option of the Holder of this Note.

     All payments made on account of the indebtedness evidenced by this Note shall be applied as follows: first, to accrued and unpaid interest on the unpaid principal balance; and second, the remainder of such payments on account of the unpaid principal balance.

     Should Maker fail to pay interest or principal within ten days of the due date provided for herein, then Maker further promises to pay a late payment charge equal to Five Percent (5%) of the amount unpaid as liquidated compensation to Holder for the additional expense of processing and administering the late payment. This time for payment shall not be deemed to extend the time for payment or be a "grace period" or "cure period" that gives Maker the right to cure a default in payment of the Note.

     Upon failure to pay interest or principal when due, interest shall be payable at a default rate equal to Sixteen Percent (16%) per annum until the default is cured.

     The Maker waives presentment, protest, demand, diligence, notice of dishonor and of nonpayment and waives and renounces all right to the benefits of any statute of limitations, any moratorium, appraisement, exemption or homestead now provided or which may hereafter be provided by any federal or state statute, including, but not limited to, exemptions provided by or allowed under the federal Bankruptcy Code, both as to Maker and as to all of Maker's property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and all extensions, renewals and modifications hereof.

     Upon default in the payment of the principal and/or interest, whether suit be brought or not, the undersigned agree to pay all costs of collection, including reasonable attorney's fees and expenses.

     The Maker warrants and represents that the loan evidenced hereby is being made for business or investment purposes.

     This Note shall be interpreted in accordance with the laws of the Commonwealth of Virginia.

                                    TRC Acquisition Corporation


                                    By: /s/ Timothy R. Robinson
                                       -----------------------------------
                                       Timothy R. Robinson

                                    Its: Vice President, Chief Financial Officer


State of Georgia
                           To-Wit:
City of Alpharetta

     I, Rick Thornton, a Notary Public for the State of Georgia at Large do hereby certify that Timothy R. Robinson, Vice President & Chief Financial Officer, of and on behalf of TRC Acquisition Corporation, whose name is signed to the foregoing instrument bearing date the 1st day of April, 1998, has acknowledged the same before me.

                Given under my hand this 31st day of March, 1998.

                     My commission expires: March 18, 2000.


                                                     /s/ Rick Thornton
                                                     -----------------
                                                     Notary Public

                                                                EXHIBIT 10.14(a)

                                 FIRST AMENDMENT
                                    $350,000
                    12.5% PROMISSORY NOTE DATED APRIL 1, 1998
                              DUE JANUARY 30, 1999
                                JANUARY 30, 1999


The first paragraph of the note is amended to state the following:

Principal with any accrued interest shall be paid in full on the earlier of July 31, 1999 or the Maker receiving the final $2,000,000 related to the issuance of the Maker's Series D Preferred Stock.

Interest shall continue to accrue on the unpaid balance at the rate of 12.5% per annum, payable on the first day of each month.


Hartan, Inc.
(Successor to TRC Acquisition Corporation)


By: /s/ Timothy R. Robinson
   ------------------------
   Timothy R. Robinson

   Secretary and
   Vice President, Chief Financial Officer


Accepted:
SECA VII, LLC
By: Smither & Company, Manager

By: /s/ Kenneth W. Smither
   -----------------------
   Kenneth W. Smither

   President